UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2008

D&E COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-20709

Pennsylvania	23-2837108
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

124 East Main Street
P.O. Box 458
Ephrata, PA 17522-0458
(Address of principal executive offices, including zip code)

717-733-4101
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On August 11, 2008, D&E Communications, Inc. (the "Company") announced that its board of directors had approved a stock repurchase program authorizing the repurchase of up to 500,000 shares of the Company's common stock (the "Common Stock"). The repurchases may be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time. The program may be suspended, modified or discontinued at any time and does not have a set expiration date. There are approximately 14.5 million shares of the Company's Common Stock currently outstanding. A copy of the press release announcing the stock repurchase program is furnished herewith as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description

99.1         Press Release, dated August 11, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D&E COMMUNICATIONS, INC.

Date: August 11, 2008	By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Share Repurchase Program Press Release